                           SCHEDULE 14A INFORMATION
                                (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

       Check the appropriate box:

   [_]  Preliminary Proxy Statement    [_]  Confidential, for Use of the
                                            Commission Only (as permitted by
   [X]  Definitive Proxy Statement          Rule 14a-6(e)(2))

   [_]  Definitive Additional Materials

   [_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           SIERRA PACIFIC RESOURCES
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

       Payment of Filing Fee (Check the appropriate box):

   [X] No fee required.

   [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------------
       (2) Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------------
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------------
       (4) Proposed maximum aggregate value of transaction:

           ---------------------------------------------------------------------
       (5) Total fee paid:

           ---------------------------------------------------------------------
   [_] Fee paid previously with preliminary materials.

   [_] Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1) Amount Previously Paid:

           ---------------------------------------------------------------------
       (2) Form, Schedule or Registration Statement No.:

           ---------------------------------------------------------------------
       (3) Filing Party:

           ---------------------------------------------------------------------
       (4) Date Filed:

           ---------------------------------------------------------------------

[LOGO] SIERRA PACIFIC

Walter M. Higgins
Chairman, President
and Chief Executive Officer                                       June 21, 2002

To Our Stockholders:

      On behalf of the Board of Directors, I am pleased to invite you to attend the 2002 Annual Meeting of the Stockholders of Sierra Pacific Resources, which will be held at 2:00 p.m., Pacific Daylight time, on Monday, July 22, 2002, at the Reno Hilton Hotel, 2500 East Second Street, Reno, Nevada. The formal notice of the Annual Meeting is set forth on the next page.

      The matters to be acted upon at the meeting are described in the attached Proxy Solicitation Statement. During the meeting, you and other stockholders will have the opportunity to ask questions and comment on the Company's operations. Directors, officers, and other employees of the Company will be made available to visit with you before and after the formal meeting to answer whatever questions you may have. In addition to the matters set forth herein, we will also discuss 2001 financial results and our strategic plan for meeting the challenges and seizing the opportunities made available from the profound changes taking place in our industry. Refreshments will be provided before and after the meeting.

      Your views and opinions are very important to the Company. Whether or not you are able to be present at the Annual Meeting, we would appreciate it if you would please review the enclosed Annual Report and Proxy Solicitation Statement. Regardless of the number of shares you own, please execute your proxy card and promptly return it to us in the postpaid envelope.

      We greatly appreciate the interest expressed by our stockholders, and we are pleased that in the past so many of you have voted your shares either in person or by proxy. We hope that you will continue to do so and urge you to return your proxy card as soon as possible.

                                  Sincerely,

                                  /s/ DON SIMS

                           SIERRA PACIFIC RESOURCES
                                6100 Neil Road
                              Reno, Nevada 89511

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JULY 22, 2002

                                ---------------

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Sierra Pacific Resources will be held at the Reno Hilton Hotel, 2500 East Second Street, Reno, Nevada, on July 22, 2002, at 2:00 p.m., Pacific Daylight Time, for the following purposes:

      1. To elect three (3) members of the Board of Directors to serve until the Annual Meeting in 2005, or until their successors are elected and qualified;

      2. To transact such other business as may properly come before the meeting, and any or all adjournments thereof;

all as set forth in the Proxy Solicitation Statement accompanying this notice.

      Only holders of record of Common Stock at the close of business on June 7, 2002, will be entitled to vote at the meeting, and any or all adjournments thereof. The transfer books will not be closed.

      Your continued interest as a stockholder in the affairs of your Company, its growth, and development is greatly appreciated by the Directors, officers, and employees who serve you.

                                          By Order of the Board of Directors

                                          WILLIAM E. PETERSON, Secretary

DATED:       June 21, 2002

IF YOU ARE A HOLDER OF COMMON STOCK OF THE COMPANY AND DO NOT EXPECT TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, IT WILL BE HELPFUL TO US IF YOU WILL READ THE ACCOMPANYING PROXY STATEMENT, THEN MARK, SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, AS EARLY AS POSSIBLE.

We thank you for your cooperation.

Mailing Address:   P.O. Box 30150
                   Reno, Nevada 89520-3150

                           SIERRA PACIFIC RESOURCES
                                6100 Neil Road
                              Reno, Nevada 89511

                                PROXY STATEMENT

                                ---------------
                                    General

     This proxy statement is furnished to the holders of Common Stock of Sierra Pacific Resources (hereinafter referred to as the "Company") in connection with the solicitation of proxies to be voted at the Annual Meeting of Stockholders to be held on Monday, July 22, 2002. The enclosed proxy is solicited on behalf of the Board of Directors of the Company. Every properly signed proxy will be voted.

     A person giving the enclosed proxy has the power to revoke it at any time before it is exercised at the meeting, by giving written notice to the Secretary of the Company, by sending a later-dated proxy, or by revoking it in person at the meeting.

     The Company will bear the cost of solicitation of proxies by management, including charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of Common Stock. In addition to the use of mail, proxies may be solicited by personal interview, by telephone, by facsimile or electronic medium, or by certain employees without compensation. Corporate Investors, Inc., will assist in the solicitation of proxies at an estimated cost of $4,500. The proxy statement and the enclosed proxy will first be sent to Stockholders on or about June 21, 2002.

                      STOCK OUTSTANDING AND VOTING RIGHTS

     Only holders of Common Stock of record on the stock transfer books of the Company at the close of business on June 7, 2002 (the "record date") will be entitled to vote at the meeting. There were 102,110,536 shares of Common Stock outstanding on the record date. Each share of Common Stock is entitled to one vote and a fraction of a share is entitled to the appropriate fraction of a share vote. Under the Company's By-Laws, a majority of the shares issued and outstanding and entitled to vote will constitute a quorum, and a majority of the voting power of shares represented at the meeting will be sufficient to elect Directors. Abstentions and broker non-votes will be counted for purposes of determining a quorum and the number of shares which will constitute a majority of the voting power represented at the meeting.

                             ELECTION OF DIRECTORS

     All Directors elected at the meeting will serve a three-year term ending at the Annual Meeting in 2005, or until their successors are elected and qualified. The shares represented by the enclosed proxy will be voted to elect the three Nominees unless such authority has been withheld. If any Nominee becomes unavailable for any reason, which is not anticipated, the shares represented by the enclosed proxy may be voted for such other persons as may be selected by the Board of Directors of the Company. The affirmative vote of a majority of the voting power represented at the Annual Meeting will be necessary to elect each Nominee. Abstentions and broker non-votes will have the practical effect of withholding authority with respect to a Nominee.

     The following information is furnished with respect to each Nominee for election as a Director and for each Director whose term of office will continue after the meeting.

                                        Principal Occupation                  Director
Name of Director   Age                  During Last 5 Years                    Since
--------------------------------------------------------------------------------------

NOMINEES FOR ELECTION FOR A TERM OF THREE YEARS EXPIRING IN 2005

Krestine M. Corbin 63  President and Chief Executive Officer of Sierra          1989
                       Machinery Incorporated since 1984 and a director
                       of that company since 1980.

Clyde T. Turner    64  Chairman and CEO of Turner Investments, Ltd., a          2001
                       general-purpose investment company and several
                       special-purpose real estate development
                       companies known as Spectrum Companies in Las
                       Vegas, Nevada. Chairman and CEO of Mandalay
                       Bay Group from 1994-1998. He is also a Director of
                       St. Rose Dominican Hospital and CapCure, and a
                       member of the Environmental Advisory Committee
                       to the Board of County Commissions, Clark County,
                       Nevada.

Dennis E. Wheeler  58  Chairman, President and Chief Executive Officer of       1990
                       Coeur d'Alene Mines Corporation since 1986.

Name of Director                        Principal Occupation                  Director
And Nominee        Age                  During Last 5 Years                    Since
--------------------------------------------------------------------------------------

DIRECTORS WHOSE TERM EXPIRES IN 2003

Edward P. Bliss    70  Consultant, Zurich Scudder Investment Co.; Retired       1990
                       Partner, Loomis, Sayles & Co., Inc., an investment
                       counsel firm in Boston, Massachusetts. He is also a
                       director of Seaboard Oil Company of Midland,
                       Texas.

Mary Lee Coleman   63  President, Coleman Enterprises. She also serves          1980
                       on the Board of First Dental Health Inc.

T.J. Day           52  Senior Partner, Hale Day Gallagher, a real estate        1987
                       brokerage and investment company. He is also a
                       director of the W.M. Keck Foundation.

Jerry E. Herbst    62  Chief Executive Officer of Terrible Herbst, Inc. He is   1990
                       a partner of Coast Resorts.

                                       Principal Occupation                  Director
 Name of Director  Age                 During Last 5 Years                    Since
-------------------------------------------------------------------------------------

DIRECTORS WHOSE TERM EXPIRES IN 2004

James R. Donnelley 65  Chairman, PMP, Inc., a publishing/distribution          1987
                       company. Partner, Stet & Query, Ltd., a family-
                       owned investment company. Retired Vice Chairman
                       of the Board of R.R. Donnelley & Sons Company
                       since July 1990. He is also a director of Pacific
                       Magazines & Printing Limited and Chairman of the
                       Board of National Merit Scholarship Corporation.

Walter M. Higgins  57  Chairman, President and Chief Executive Officer of      2000
                       the Company since August 8, 2000. Chairman,
                       President and Chief Executive Officer of AGL
                       Resources, Inc., from February 1998 to August
                       2000. Chairman, President and Chief Executive
                       Officer of the Company from January 4, 1994, to
                       January 14, 1998. He is also a director of Aegis
                       Insurance Services, Inc., NEETF, American Gas
                       Association, and Infrastrux.

John F. O'Reilly   56  Chairman and Chief Executive Officer of the law         1995
                       firm of O'Reilly & Ferrario, a full service law firm.
                       Chairman and Chief Executive Officer of Business
                       Resource Group, and Chairman and Chief
                       Executive Officer of the O'Reilly Gaming Group, a
                       corporation consisting of various gaming and
                       entertainment related businesses. He is also a
                       member of the Wells Fargo Nevada Community
                       Board and the Board of Trustees of Loyola
                       Marymount University.

     All Directors of Sierra Pacific Resources are Directors of its wholly owned subsidiaries, Sierra Pacific Power Company and Nevada Power Company.

                            DIRECTOR'S COMPENSATION

     Each non-employee Director is paid an annual retainer of $30,000. In keeping with the Board's policy to tie management and Director compensation to overall Company performance and to increase Director share ownership, the Non-Employee Director Stock Plan ("Plan") requires that a minimum of $20,000 of the annual retainer be paid in Common Stock of the Company. Under other provisions of the Plan, several non-employee Directors elected to receive more Company Stock than the required minimum. The minimum amount of annual retainer Directors must take in Company Stock insures that all Directors will have a minimum of $100,000 worth of Company Stock after five years of service. In addition to the annual retainer, non-employee Directors of the Company, its subsidiaries, and members of Board committees are paid $1,200 for each Board or Committee meeting attended, not to exceed two meeting fees per day regardless of the number of meetings attended. Directors also receive a full meeting fee or partial meeting fee (depending on distance) for travel to attend meetings away from the Director's home. In consideration for their additional responsibility and time commitments, non-employee Directors serving as Committee Chairpersons are also paid an additional $1,000 quarterly.

     The Company's Retirement Plan for Outside Directors, adopted March 6,
1987, was terminated on June 25, 1996. The actuarial value of the vested benefit as of May 20, 1996, for each Director was converted into "phantom stock" of the Company at its fair market value on May 20, 1996. The "phantom stock" is held in an account to be paid at the time of the Director's departure from the Board. All "phantom stock" earns dividends at the same rate as listed stock from the date of conversion and is deemed reinvested in additional shares of such stock at the price of the stock on the day of the dividend payment date.

                         BOARD AND COMMITTEE MEETINGS

     The Board of Directors maintains the following standing committees: Audit, Corporate and Civic Responsibility, Human Resources, and Planning and Finance. The Board also establishes ad hoc committees for specific projects when required.

     The Audit Committee was established in July 1992 to review and confer with the Company's independent auditors and to review the Company's internal auditing program and procedures and its financial statements to ensure that its operations and financial reporting are in compliance with applicable laws, regulations and Company policies. The Directors presently serving on the Audit Committee are Mr. Murphy (Chair), Messrs. Bliss, Herbst, O'Reilly, Turner, and Wheeler (Vice Chair). The Audit Committee met four times in 2001. Mr. Wheeler will become Chairman of the Audit Committee upon the retirement of Mr. Murphy from the Board of Directors on July 22, 2002.

     The Corporate and Civic Responsibility Committee was formed in July 1999 and, among other things, assumed the duties of the previous Environmental Committee, which was established in 1992. Among its other duties, this Committee oversees the Company's environmental policy and performance and provides guidance to executive management on environmental issues as well as overseeing all other aspects of corporate compliance with applicable law, corporate giving, and legislative and governmental affairs. The Directors presently serving on the Corporate and Civic Responsibility Committee are Mr. Gibson (Chair), Ms. Coleman, and Messrs. Day, Herbst (Vice Chair), Higgins, Murphy, and Turner. The Corporate and Civic Responsibility Committee met two times in 2001. Mr. Herbst will become Chairman of the Corporate and Civic Responsibility Committee upon the retirement of Mr. Gibson from the Board of Directors on July 22, 2002.

     The Human Resources Committee was formed in July 1999 and assumed the duties of the former Compensation and Organization Committee, which was formed in 1991. This Committee considers nominations to the Board of Directors as recommended by stockholders or others. To be considered, nominations must be submitted in writing to the Committee in care of the Secretary of the Company. This Committee also reviews Director and executive performance, recommends appointments to Board Committees and reviews and recommends to the Board any changes in directors' fees or compensation for all officers and executives of the Company. The Committee also oversees the Company's pension and 401K benefit programs and oversees the appointment and discharge and monitors plan money managers. It also reviews and discharges the fiduciary duties delegated to the Committee under the Company's benefit plans. The Directors presently serving on the Human Resources Committee are Mr. Donnelley (Chair), Mses. Coleman and Corbin, and Messrs. Day, and Gibson. The Human Resources Committee met four times in 2001.

     The previously separated Planning and Finance Committee was formed in July 1999. This Committee reviews and recommends to the Board the long-range goals of the parent and subsidiary companies, and the type and amount of financing necessary to meet these goals. The Directors presently serving on the Planning and Finance Committee are Mr. O'Reilly (Chair), Ms. Corbin, and Messrs. Bliss, Donnelley, Higgins, and Wheeler. The Planning and Finance Committee met four times in 2001.

     There were four regularly scheduled and eight special meetings of the Board of Directors held during 2001. The aggregate meeting attendance of all members of the Board was 95% for Board and Committee meetings.

                          SUMMARY COMPENSATION TABLE

     The following table sets forth information about the compensation of the Chief Executive Officer and each of the four most highly compensated officers for services in all capacities to the Company and its subsidiaries.

                                                                      Long-Term Compensation
                                                                   -----------------------------
                                             Annual Compensation          Awards         Payouts
                                           ----------------------- --------------------- -------
                                                                              Securities
                                                            Other               Under-
                                                           Annual  Restricted   Lying            All Other
              Name and                                     Compen-   Stock     Options/   LTIP    Compen-
              Principal                    Salary   Bonus  sation    Awards      SARS    Payouts  sation
              Position                Year  ($)      ($)     ($)      ($)        (#)       ($)      ($)
                 (a)                  (b)   (c)    (d) (2) (e) (3)  (f) (4)    (g) (5)   (h) (6)  (i) (7)
----------------------------------------------------------------------------------------------------------
Walter M. Higgins                     2001 590,000      0  70,970         0    110,130         0  614,129
Chairman of the Board, President, and 2000 215,151      0  33,690   256,000    400,000         0  411,758
Chief Executive Officer

Mark A. Ruelle (8)                    2001 280,962      0  28,108    62,080     66,520         0  109,437
President, Nevada                     2000 250,255      0  15,967         0          0    59,357   19,160
Power Company                         1999 196,654 86,658   7,389         0     61,292         0    8,565

Steven W. Rigazio (1)                 2001 255,000      0     843         0     26,520         0  573,177
President, Nevada                     2000 255,003      0  15,477         0          0    26,713  201,227
Power Company                         1999 262,075 81,700  60,654         0     36,260   127,712    6,811

William E. Peterson                   2001 231,538      0  31,606         0     22,880         0   20,456
Senior Vice President,                2000 216,203      0  25,943         0          0    59,357   20,926
General Counsel and                   1999 200,000 83,053  20,727         0     80,168         0   11,974
Corporate Secretary

Jeffrey L. Ceccarellli                2001 221,539      0  13,712         0     22,510         0   19,429
President, Sierra                     2000 191,539      0  19,320         0          0    36,527   16,781
Pacific Power Company                 1999 148,077 26,840   8,321         0     26,140         0    1,484

Steven C. Oldham (9)                  2001 219,039      0       0         0     20,800         0   19,775
Senior Vice                           2000 186,584      0  13,750         0          0    36,527   19.678
President, Energy Supply              1999 151,058 26,840   8,859         0     41,286         0    7,970

(1) Mr. Rigazio was President of Nevada Power Company until the appointment of Mr. Ruelle to that position in May 2001. Mr. Rigazio retired from the Company in June 2001. Mr. Rigazio died on December 27, 2001.
(2) The amounts presented for 1999 represent incentive pay received pursuant to SPR's "pay for performance" team incentive plan approved by stockholders in May 1994. All of the amounts are reported in the year they were earned, although payment may have occurred in a subsequent reporting period. The Board of Directors elected not to pay 2000 and 2001 incentive pay to the executives.
(3) For all of the executives listed, these amounts represent Personal Time Off payouts of current year or past year accumulated time off.
(4) As the result of a promotion, Mr. Ruelle was awarded a restricted stock grant of 4,000 shares with dividend equivalents. At December 31, 2001, the value of the grant was $60,200 at $15.05 per share. In 2000, Mr. Higgins was awarded a restricted stock grant of 16,000 shares with the payment of dividend equivalents. At December 31, 2001, the value of the grant was $240,800 at $15.05 per share. The grant will vest on condition of continued employment on the vesting date over a four-year period in the following manner:

                         September 2002               4,000 shares
                         September 2003               4,000 shares
                         September 2004               8,000 shares

(5) As a result of the August 1, 1999, merger with NVP, all Company nonqualifying stock options outstanding as of that date were converted at a ratio of 1.44:1. For the pre-merger Company executives, the 1999 option amounts include the number of new shares issued during the year, as well as the total number of shares that were converted for that employee. The 2000 Non-qualified Stock Options were granted in August of 1999, therefore they are included in the 1999 amounts.
(6) The Long-term incentive awards for the Company executives, for the three-year periods ended December 31, 1999, and December 31, 2001, were not approved for payment by the Company's Board of Directors; therefore, for these payouts, zero amounts are shown in 1999 for the pre-merger Company executives. In 1999, former NVP executives, including Mr. Rigazio, received a lump sum payout of all their performance shares as a result of the August 1, 1999, merger.
(7) Amounts for all Other Compensation include the following for 2001:
(8) Mr. Ruelle left the Company on May 31, 2002.
(9) Mr. Oldham left the Company on May 20, 2002.

                       Walter M. Mark A.  Steven W. William E. Jeffrey L. Steven C.
     Description        Higgins  Ruelle    Rigazio   Peterson  Ceccarelli  Oldham
-----------------------------------------------------------------------------------

 Company               $ 10,200  $  9,600 $ 10,200   $ 8,400    $10,200    $10,200
 contributions to the
 401K deferred
 Compensation plan

 Company-paid             7,752     7,180    7,752     7,752      7,752      7,752
 portion of Medical/
 Dental/
 Vision Benefits

 Company                              646              1,935
 contributions to the
 nonqualified
 deferred
 compensation plan

 Imputed income on        3,612       400      600       773        477        690
 group term life
 insurance premiums
 paid by the
 Company

 Insurance premiums       7,746       563              1,596      1,000      1,133
 paid for executive
 term life polices

 Moving/Relocation/     418,211    91,048
 Home Sale Expense
 Reimbursements

 Additional              72,865
 Compensation upon
 Rehire

 Taxable Interest on     24,935
 Refund of Non-
 Qualified Pension
 Contribution

 Alternate Work          64,122
 Locations Housing
 Allowance

 Spouse Travel            4,686
 Expense
 Reimbursement

 Severance/Stay                            554,625
 Agreement
 payments

 Total                 $614,129  $109,437 $573,177   $20,456    $19,429    $19,775

                   OWNERSHIP OF STOCK BY DIRECTORS, NOMINEES
                     FOR DIRECTORS, EXECUTIVE OFFICERS AND
                           CERTAIN BENEFICIAL OWNERS

Voting Stock

     The following table indicates the shares owned by Franklin Advisors and Putnam Investments, the only investors known to Sierra Pacific Resources to be owners of more than 5 percent of any class of its voting stock as of May 7, 2002:

                               Name and Address          Shares Beneficially
     Title of Class           Of Beneficial Owner               Owned                Percent of Class
     --------------        -------------------------  -------------------------  -------------------------
Common Stock                   Putnam Investors               9,350,000                    9.2%
                            One Post Office Square
                               Boston, MA 02109

Common Stock                   Franklin Advisors              5,000,000                    4.9%
                           777 Mariners Island Blvd.
                              San Mateo, CA 94404

     The table below sets forth the shares of Sierra Pacific Resources Common Stock beneficially owned by each Director, nominee for Director, the Chief Executive Officer, and the four other most highly compensated executive officers. No Director, nominee for Director or executive officer owns, nor do the Directors and executive officers as a group own, in excess of one percent of the outstanding Common Stock of the Company. Unless otherwise indicated, all persons named in the table have sole voting and investment power with respect to the shares shown.

                                    Shares
                                 Beneficially          Percent of Total Shares
   Name of Director or            Owned as of             Outstanding as of
         Nominee                 May 31, 2002               May 31, 2002
-------------------------  -------------------------  -------------------------
Edward P. Bliss                               29,805
Mary L. Coleman                              150,744
Krestine M. Corbin                            22,540
Theodore J. Day                               36,408
James R. Donnelley                                    No director or nominee
                                              37,860  for director owns in
Fred D. Gibson Jr.                            24,306  excess
Jerry E. Herbst                               15,571  of one percent
Walter M. Higgins                             86,827
James L. Murphy                               24,447
John F. O'Reilly                              15,068
Clyde T. Turner                                    0
Dennis E. Wheeler                             20,169
                           -------------------------
                                             463,745
                           =========================

                                          Shares
                                       Beneficially  Percent of Total Shares
                                       Owned as of      Outstanding as of
           Executive Officers          May 31, 2001       May 31, 2001
  ------------------------------------ ------------ -------------------------
  Walter M. Higgins                          86,827
  Steven W. Rigazio (1)                      16,406
  Mark A. Ruelle                             47,244 No executive officer owns
  William E. Peterson                        88,470 in excess of one percent.
  Jeffrey L. Ceccarelli                      44,584
  Steven C. Oldham                           55,891
                                       ------------
                                            339,422
                                       ============
  All Directors and executive officers
  as a group (a) (b) (c)                    878,312
                                       ============

-----------------------------
(1) Mr. Rigazio was President of Nevada Power Company until the appointment of Mr. Ruelle to that position in May 2001. Mr. Rigazio died on December 27, 2001.
(a) Includes shares acquired through participation in the Employee Stock Purchase Plan and/or 401(k) Plan.
(b) The number of shares beneficially owned includes: shares the Executive Officers currently have the right to acquire pursuant to stock options granted and performance shares earned under the Executive Long-Term Incentive Plan. Shares beneficially owned pursuant to stock options granted to Messrs. Higgins, Rigazio, Peterson, Ruelle, Ceccarelli, Oldham, and Directors and executive officers as a group are 36,710, 16,406, 80,029, 62,366, 30,210, 44,787, and 375,119 shares, respectively.
(c) Included in the shares beneficially owned by the Directors are 101,380 shares of "phantom stock" representing the actuarial value of the Directors' vested benefits in the terminated Retirement Plan for Outside Directors. The "phantom stock" is held in an account to be paid at the time of the Director's departure from the Board.

                    OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

     The following table shows all grants of options to the named executive officers of Sierra Pacific Resources in 2001. Pursuant to Securities and Exchange Commission (the "SEC") rules, the table also shows the present value of the grant at the date of grant. The exercise price of all options is the market value of the stock as listed on the New York Stock Exchange at the time the options are granted.


                         Individual Grants (1)
------------------------------------------------------------------------
                                       Percent of
                          Number of   TotalOptions/ Exercise             Grant
                          Securities  SARs Granted  of Base              Date
                          Underlying  To Employees   Price   Expiration Present
          Name           Options/SARs   In Fiscal    ($/Sh)     Date     Value
         (a)(1)          Granted (b)   Year (c)(2)    (d)      (e)(3)   (f)(4)
--------------------------------------------------------------------------------
 Walter M. Higgins         110,130        26.57%     $14.80  01/01/2011 $365,632
   01/01/2001 Grant date

 Mark A. Ruelle
   01/01/2001 Grant date   26,520         6.40%      14.80   01/01/2011  88,046
   05/22/2001 Grant date   40,000         9.65%      15.52   05/22/2011 156,000

 Steven W. Rigazio
   01/01/2001 Grant date   26,520         6.40%      14.80   01/01/2011  88,046

 William E. Peterson
   01/01/2001 Grant date   22,880         5.52%      14.80   01/01/2011  75,962

 Jeffrey L. Ceccarelli
   01/01/2001 Grant date   22,510         5.43%      14.80   01/01/2011  74,733

 Steven C. Oldham
   01/01/2001 Grant date   20,800         5.02%      14.80   01/01/2011  69,056

(1) Under the SPR executive long-term incentive plan, the 2001 grants of nonqualifying stock options were made on January 1, 2001. One-third of these grants vest annually commencing one year after the date of the grant. An additional grant of 40,000 shares of nonqualifying stock options was made to Mr. Ruelle as the result of a promotion. This grant vests at a rate of one-quarter per year for four years beginning one year after the grant date of May 22, 2001.
(2) The total number of nonqualifying stock options granted to all employees in 2001 was 414,530.
(3) The hypothetical grant-date present values are calculated under the Black-Scholes Model. The Black-Scholes Model is a mathematical formula used to value options traded on stock exchanges. The assumptions used in determining the option grant date present value listed above include the stock's average expected volatility (32.31%), average risk free rate of return (5.32%), average projected dividend yield (4.99%), the stock option term (10 years), and an adjustment for risk of forfeiture during the vesting period (4 years at 3%). No adjustment was made for non-transferability.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FY-END OPTION/SAR VALUES

     The following table provides information as to the value of the options held by the named executive officers at year-end measured in terms of the closing price of Sierra Pacific Resources common stock on December 31, 2001.


                                                   Number of
                                                  Securities
                                                  Underlying              Dollar Value of
                                                  Unexercised               Unexercised
                                                 Options/SARS              in-the-Money
                        Shares                     At Fiscal              Options/SARS at
                      Acquired on  Value           Year-End               Fiscal Year-End
        Name           Exercise   Realized Exercisable Unexercisable Exercisable Unexercisable
        (a)               (b)       (c)               (d)                       (e)
----------------------------------------------------------------------------------------------
Walter M. Higgins          0         0         0          510,130        0          27,533
Mark A. Ruelle             0         0       41,439        86,374        0           6,630
Steven W. Rigazio          0         0       16,406        46,374        0           6,630
William E. Peterson        0         0       60,317        42,734      16,768        5,720
Jeffrey L. Ceccarelli      0         0       16,633        32,017        0           5,628
Steven C. Oldham           0         0       31,780        30,307       8,028        5,200

(e) Pre-tax gain. Value of in-the-money options based on December 31, 2001, closing trading price of $15.05 less the option exercise price.

                       LONG-TERM INCENTIVE PLANS--AWARDS
                              IN LAST FISCAL YEAR

     The Executive Long-Term Incentive Plan (LTIP) provides for the granting of stock options (both nonqualified and qualified), stock appreciation rights
(SARs), restricted stock performance units, performance shares and bonus stock to participating employees as an incentive for outstanding performance. Incentive compensation is based on the achievement of pre-established financial goals for the Company. Goals were established for customer satisfaction, total shareholder return (TSR) compared against the Dow Jones Utility Index and annual growth in earnings per share (EPS).

     The following table provides information as to the performance shares granted to the named executive officers of Sierra Pacific Resources in 2001 capable of being earned over a three-year term ending December 31, 2003. Nonqualifying stock options granted to the named executives as part of the LTIP are shown in the table "Option/SAR Grants in Last Fiscal Year."

                                                   Estimated Future Payouts Under Non-Stock
                                                        Price-Based Plans
                                                   ----------------------------------------
                                      Performance
                         Number of     or Other
                          Shares,    Period Until
                          Units or   Maturation or Threshold      Target       Maximum
          Name          Other Rights    Payout         $             $            $
          (a)               (b)           (c)       (d) (1)       (e) (2)      (f) (3)
  -----------------------------------------------------------------------------------------
  Walter M. Higgins        20,650       3 years    $152,810       $305,620     $534,835
  Mark A. Ruelle           4,970        3 years     36,778         73,556      128,723
  Steven W. Rigazio        4,970        3 years     36,778         73,556      128,723
  William E. Peterson      4,290        3 years     31,746         63,492      111,111
  Jeffrey L. Ceccarelli    4,220        3 years     31,228         62,456      109,298
  Steven C. Oldham         3,900        3 years     28,860         57,720      101,010

(1) The threshold represents the level of TSR and EPS achieved during the cycle which represents minimum acceptable performance and which, if attained, results in payment of 50% of the target award. Performance below the minimum acceptable level results in no award earned.
(2) The target represents the level of TSR and EPS achieved during the cycle which indicates excellent performance and which, if attained, results in payment of 100% of the target award.
(3) The maximum represents the maximum payout possible under the plan and a level of TSR and EPS indicative of exceptional performance which, if attained, results in a payment of 175% of the target award.

     All levels of awards are made with reference to the price of each performance share at the time of the grant.

                                 PENSION PLANS

     The following table shows annual benefits payable on retirement at normal retirement age 65 to elected officers under the Company's defined benefit plans based on various levels of remuneration and years of service which may exist at the time of retirement.

                              Annual Benefits for Years of Service Indicated
                          --------------------------------------------------
          Highest Average
          Five-Years
          Remuneration    15 Years   20 Years  25 Years  30 Years  35 Years
          ------------    ---------- --------- --------- --------- ---------
              $60,000      $27,000    $31,500   $36,000   $36,000   $36,000
             $120,000      $54,000    $63,000   $72,000   $72,000   $72,000
             $180,000      $81,000    $94,500  $108,000  $108,000  $108,000
             $240,000     $108,000   $126,000  $144,000  $144,000  $144,000
             $300,000     $135,000   $157,500  $180,000  $180,000  $180,000
             $360,000     $162,000   $189,000  $216,000  $216,000  $216,000
             $420,000     $189,000   $220,500  $252,000  $252,000  $252,000
             $480,000     $216,000   $252,000  $288,000  $288,000  $288,000
             $540,000     $243,000   $283,500  $324,000  $324,000  $324,000
             $600,000     $270,000   $315,000  $360,000  $360,000  $360,000
             $660,000     $297,000   $346,500  $396,000  $396,000  $396,000
             $720,000     $324,000   $378,000  $432,000  $432,000  $432,000

     The Company's noncontributory Retirement Plan provides retirement benefits to eligible employees upon retirement at a specified age. Annual benefits payable are determined by a formula based on years of service and final average earnings consisting of base salary and incentive compensation. Remuneration for the named executives is the amount shown under "Salary" and "Incentive Pay" in the Summary Compensation Table. Pension costs of the Retirement Plan to which the Company contributes 100% of the funding are not and cannot be readily allocated to individual employees and are not subject to Social Security or other offsets.

     The years of credited service for the named executives are as follows: Mr. Higgins, 5.5; Mr. Ruelle, 4.7; Mr. Rigazio, 17.4; Mr. Peterson, 8.4; Mr. Ceccarelli, 27.3; and Mr. Oldham, 25.2.

     A supplemental executive retirement plan (SERP) and an excess plan are also offered to the named executive officers. The SERP is intended to ensure the payment of a competitive level of retirement income to attract, retain and motivate selected executives. The excess plan is intended to provide benefits to executive officers whose pension benefits under the Company's retirement plan are limited by law to certain maximum amounts.

     The years of credited service under the non-qualified SERP are as follows:
Mr. Higgins, 8.1; Mr. Ruelle, 4.7; Mr. Rigazio, 17.4; Mr. Peterson, 16.4; Mr. Ceccarelli, 27.3; and Mr. Oldham, 25.2.

                            SEVERANCE ARRANGEMENTS

     Individual severance allowance contracts exist for the named executive officers which provide for severance pay, payable in a lump sum or by purchase of an annuity, if within two years after a change in control of the Company, there is a termination of employment by the Company related to such change in control, or a termination of employment by the employee for good reason, in each case as described in the contracts. In these circumstances, officers are entitled to a severance allowance not to exceed an amount equal to 36 months of the officer's base salary and any bonus and the continuation for up to 36 months of participation in the Company's group medical and life insurance plans. Change in control is defined in the contracts as, among other things, a dissolution or liquidation, a reorganization, merger or consolidation in which the Company is not the surviving corporation, the sale of all or substantially all the assets of the Company (including either or both subsidiary utility companies) or the acquisition by any person or entity of 30% or more of the voting power of the Company.

     In addition, several merger-related and merger-conditioned severance arrangements have been entered into between the Company and several executives, which are described in Item 13 -- "Certain Relationships and Related Transactions."

                               PERFORMANCE GRAPH

     The line graph below compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Standard & Poor's (S&P) Composite-500 Index and the Dow Jones Utilities Index for a five-year period commencing December 31, 1996, and ending December 31, 2001.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
               AMONG SIERRA PACIFIC RESOURCES, THE S&P 500 INDEX
                       AND THE DOW JONES UTILITIES INDEX

                                    [CHART]

        SIERRA PACIFIC RESOURCES    DOW JONES UTILITIES AVERAGE    S & P 500

12/96            100.00                      100.00                  100.00
12/97            135.81                      123.00                  133.36
12/98            142.54                      146.22                  171.47
12/99             67.77                      137.41                  207.56
12/00             70.17                      207.17                  188.66
12/01             63.41                      152.75                  166.24





                                     12/31/96      12/31/97     12/31/98     12/31/99     12/31/00     12/31/01
 ------------------------------------------------------------------------------------------------------------------
 SIERRA PACIFIC RESOURCES              $100        $135.81      $142.54      $ 67.77      $ 70.17      $ 63.41
 ------------------------------------------------------------------------------------------------------------------
 STANDARD & POORS 500                  $100        $133.36      $171.47      $207.56      $188.66      $166.24
 ------------------------------------------------------------------------------------------------------------------
 DOW JONES UTILITIES                   $100        $123.00      $146.22      $137.41      $207.17      $152.74
 ------------------------------------------------------------------------------------------------------------------

 *$100 invested on 12/31/96 in stock or index, including reinvestment of dividends. Fiscal year ending December 31.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee, described in the section "Board and Committee Meetings," has adopted and maintains a written charter which was approved by the full Board of Directors. The Committee reviews and reassesses the adequacy of its charter on an annual basis. In accordance with its written charter, the Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. The Committee Chair, as representative of the Committee, discussed the interim financial information contained in each quarterly earnings announcement with the CFO, Controller, and independent auditors prior to public release, and the entire Committee reviewed and discussed the Annual Report on Form 10-K before recommending its adoption and filing by the Board with the Securities and Exchange Commission.

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence, including whether the provision of non-audit services by the auditors is compatible with maintaining auditor independence, and satisfied itself as to the auditors' independence. A statement of audit fees and all other fees charged by the auditors is set forth immediately following this report.

     The Committee also discussed with management, the internal auditors, and the independent auditors the quality and adequacy of the Company's internal controls and the internal audit function's organization, responsibilities, budget and staffing. The Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.

     The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees", including the process used by management in formulating particularly sensitive accounting estimates and the basis for the conclusions of its independent auditors regarding the reasonableness of those estimates; and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

     The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2001, with management and the independent auditors, which included a discussion of the quality and effect of our accounting principles, the reasonableness of significant judgments, and the clarity of disclosure in the financial statements. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

     All members of the Audit Committee are independent as defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange Standards. No member of the Committee has any relationship with the Company that might interfere with the exercise of independence from management of the Company. Each member is financially knowledgeable and the Chairman is a CPA and retired partner of and consultant to Grant Thornton, an international accounting and management consulting firm.

      Members of the Audit Committee:
           Edward P. Bliss                 John F. O'Reilly
           Jerry E. Herbst                 Clyde T. Turner
           James L. Murphy, Chair          Dennis E. Wheeler (Vice Chair)
Audit Fees

     Audit Fees: The aggregate fees for professional services rendered by Deloitte & Touche in connection with their audit of our consolidated financial statements and reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q for the 2001 fiscal year was approximately $505,000.

     Financial Information Systems Design and Implementation Fees: There were no professional services rendered by Deloitte & Touche in the 2001 fiscal year relating to financial information systems design and implementation.

     All Other Fees: The aggregate fees for all other services rendered by Deloitte & Touche in the 2001 fiscal year was as follows:

     Attestation Fees: The aggregate fees for attestation services rendered by Deloitte & Touche for matters such as comfort letters and consents related to SEC and other registration statements, agreed-upon procedures and regulatory reporting was approximately $299,000.


     Other Fees: The aggregate fees for all other services, such as consultation related to tax planning and compliance, and assistance with regulatory matters, rendered by Deloitte & Touche in the 2001 fiscal year was approximately $844,000.

                    REPORT OF THE HUMAN RESOURCES COMMITTEE
                           ON EXECUTIVE COMPENSATION

     In 1994, Sierra Pacific Resources Directors and Stockholders approved a compensation plan designed to tie executive pay to the Company's overall performance as well as to their own achievements as individuals. The guiding principles of the pay-for-performance plan are:

    . To encourage executive involvement in creating long-term Stockholder value by emphasizing the executive's ownership of Company Stock.
    . To tie cash awards to specific goals set for the Company, the executive's business unit, and the individual.
    . To make improved customer satisfaction, as measured by outside surveys, a specific element of the performance program.
    .   To tie compensation to both annual and long-term strategic plans.
    . To be able to attract and retain executives of the high caliber vital to long-term Company success.
    . To relate base pay to industry standards but to require superior performance in order to receive payouts above those standards.

     The plan sets base salaries for executives at a 50/50 blend of median levels for comparably sized companies in utility and general industries, with additional "at risk" compensation, which is awarded on condition that goals designed to increase Stockholder value are satisfied or exceeded. The at-risk portion is based on competitive data for comparable positions which is assembled and evaluated by independent consultants and is set at the 50/th/ percentile of general industry companies with annual revenues of $1-$3 billion. The expectation is that total cash compensation will exceed the competitive market in good performance years and fall below market if performance is below average.

     Long-term performance share grant incentives are based on meeting or exceeding financial performance, operational, and/or customer satisfaction goals established by the Board at the beginning of each cycle. In 2001, the long-term grants reported on the table comprised 10% to 15% of an executive's position rate. These stock grants, which include dividend equivalents provided goals are met, cover a period of three years commencing on January 1, 2001. They are earned by meeting requirements for annual growth in earnings per share and total Stockholder return in comparison with the S&P utilities index, as measured over the three-year period of the award.

     For the past several years, including 2001, the Board of Directors commissioned Towers Perrin to review the Company's executive compensation strategy and levels of compensation. For 2001, the Committee determined not to increase base salary position rates for the officer group as a whole, except for a few officers promoted to new positions or who were substantially below median market compensation.

     The annual cash incentive plan contemplates a payment in cash or stock based on achieving pre-established goals based on earnings, customer satisfaction, and other pertinent business measures. Mid-term awards in restricted stock are based on achievement of goals tied to performance over a period ranging from one to three years and includes factors such as execution and achievement of strategies tied to long-term value, such as market performance and overall operational efficiencies. The long-term program provides for an opportunity to earn amounts ranging from 27% to 140% (CEO) of base pay in performance shares and options, paid 60% in options, which vest 33-1/3% per year, and 40% in performance shares subject to achieving pre-established goals designed to increase Stockholder value. Long-term awards of stock options are ultimately based on recognition that long-term Stockholder value is the ultimate indication of the degree of success. Due to the financial performance of the Company and its financial condition as a whole, no annual incentive or long-term payments were made to the executive group as a whole for the year 2001.

                     CHIEF EXECUTIVE OFFICER COMPENSATION

     Under the Company's compensation plan, CEO compensation is based on the same guiding principles established for the executive group as a whole.

Mr. Higgins

     On August 4, 2000, the Company elected Walter M. Higgins as President, Chief Executive Officer and Chairman of the Board under terms and conditions of an employment offer. The terms and conditions of that agreement essentially replicated Mr. Higgins' compensation and benefits package provided by his previous employer, AGL Resources, and made him whole for benefits and compensation lost, forgone, or otherwise forfeited as a result of his accepting employment with the Company.

     The Board of Directors engaged Towers Perrin to evaluate Mr. Higgins' offer prior to consummating it in order to assure that it was consistent with Company policy to compensate its senior executives, including the Chief Executive Officer, at or near the midpoint of the competitive market for base salary and incentive compensation opportunities for executives of comparably sized companies in general industry.

     The employment agreement with Mr. Higgins provides for an annual base salary of $590,000, participation in the Company's short-term incentive program at 65% of base pay, and participation in the Company's long-term incentive program approved by Stockholders at 140% of base salary. For the reasons expressed above in connection with the officer group as a whole, Mr. Higgins received no annual incentive or long-term payments for 2001. Payments are based on corporate and personal performance targets established under terms and conditions of the plan. The agreement also provides that Mr. Higgins will be paid long-term incentives in accordance with the terms of the plan approved by Stockholders in 1994, which contemplates a performance share grant of 13,200 shares effective January 2001, to be earned over a three-year period under performance measurements relating to financial performance and total Stockholder return. Effective January 1, 2001, he also received 104,000 non-qualified stock options, which will vest at one-third per year. As with the officer group as a whole, the strike price will be fixed at the average daily closing price of the stock on the New York Stock Exchange for the 30-day period January 1-31. In addition, Mr. Higgins will be eligible to receive on a pro-rata basis (28 of 36 months) the 2000-2002 performance share grants, which are also earned based on targets relating to financial performance and total Stockholder return. Mr. Higgins also received a one-time restricted stock grant of 16,000 shares with dividend equivalents, grossed-up for taxes, which will vest over a four-year period. Mr. Higgins is required to accumulate and maintain, over five years, five times annual compensation in Company stock, and was also granted 400,000 non-qualified stock options at a strike price based on the closing stock price on the day he accepted employment with the Company, which will vest 25% per year or sooner if certain price threshold levels are met. Mr. Higgins is also eligible to participate in the Company's Supplemental Executive Retirement Plan and was provided credit for all previous years of service with the Company, plus all years served at AGL Resources. Mr. Higgins is also provided $2,000,000 of life insurance coverage at Company expense and is otherwise eligible to participate in all employer-sponsored health, pension, benefit, and welfare plans. In the event Mr. Higgins is terminated by the Company for any reason other than cause (as defined in the agreement), he will receive one year's base salary and annual incentive payment, subject to execution of an appropriate release and non-compete covenants. In the event of a termination resulting from a change in control, within 24 months following a change in control of the Company (as defined in the agreement either (a) by the Company for reasons other than cause (as defined in the agreement), (b) death or disability, or (c) by Mr. Higgins for good reason as defined in the agreement, including a diminution of responsibilities, compensation, or benefits (unless, with respect to reduction in salary or benefits, such reduction is applicable to all senior executives of the Company and the acquirer)), he will receive certain payments and benefits. This severance payment and benefit include (i) a lump sum payment equal to three times the sum of his base salary and target bonus, (ii) a lump sum payment equal to the present value of the benefits he would have received had he continued to participate in the Company's retirement plans for an additional three years (or, in the case of the Company's Supplemental Executive Retirement Plan only, the greater of three years or the period from the date of termination until the executive's early retirement date, as defined in such plan), and (iii) continuation of life, disability, accident and health insurance benefits for a period of 36 months immediately following termination of employment.

     Under the employment agreement, Sierra Pacific will pay any additional amounts sufficient to hold Mr. Higgins harmless for any excise tax that might be imposed as a result of being subject to the federal excise tax on "excess parachute payments" or similar taxes imposed by state or local law in connection with receiving any compensation or benefits that are considered contingent on a change in control.

     A change in control for purposes of the Employment Agreement occurs (i) if the Company merges or consolidates, or sells all or substantially all of its assets, and less than 65% of the voting power of the surviving corporation is owned by those Stockholders who were Stockholders of the Company immediately prior to such merger or sale; (ii) any person acquires 20% or more of the Company's voting stock; (iii) the Company enters into an agreement or the Company or any person announces an intent to take action, the consummation of which would otherwise result in a change in control, or the Board of Directors of the Company adopts a resolution to the effect that a change in control has occurred; (iv) within a two-year period, a majority of the Directors of the Company at the beginning of such period cease to be directors; or (v) the Stockholders of the Company approve a complete liquidation or dissolution of the Company.


             Members of the Human Resources Committee
                  Mary Lee Coleman        James R. Donnelley, Chair
                  Krestine M. Corbin      Fred D. Gibson, Jr.
                  Theodore J. Day

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT

     Mr. Peterson, formerly a partner with the law firm of Woodburn and Wedge, became Senior Vice President and General Counsel for Sierra Pacific Resources in 1993. Woodburn and Wedge, which has performed legal services for Sierra Pacific Power Company since 1920 and for Sierra Pacific Resources and all of its subsidiaries from their inception, continues to perform legal work for the Company. Mr. Peterson's spouse, an equity partner in the firm since 1982, has performed work for the Company since 1976 and continues to do so from time to time.

     Susan Oldham, a former employee of Sierra Pacific Power Company specializing in water resources law, planning and policy, accepted the Company's voluntary severance offering in December 1995. Ms. Oldham is the spouse of Steven C. Oldham, who until May 2002 was Senior Vice President, Energy Supply, for SPPC and NPC. Ms. Oldham, a licensed attorney in Nevada and California, performed specialized legal services in the water resources area for the Company on a contract basis through June 2001.

CHANGE IN CONTROL AGREEMENTS

     The Company has entered into change in control severance agreements with Walter M. Higgins, Jeffrey L. Ceccarelli, Steven C. Oldham, William E. Peterson, Mark A. Ruelle, Victor H. Pena, Dennis D. Schiffel, Mary O. Simmons, Susan Brennan, Carol Marin, Richard K. Atkinson, John E. Brown, Douglas R. Ponn, Michael R. Smart, Matt H. Davis, and Mary Jane Reed. These agreements provide that, upon termination of the executive's employment within 24 months following a change in control of the Company (as defined in the agreement either (a) by the Company for reasons other than cause (as defined in the agreements), (b) death or disability, or (c) by the executive for good reason as defined in the agreement, including a diminution of responsibilities, compensation, or benefits (unless, with respect to reduction in salary or benefits, such reduction is applicable to all senior executives of the Company and the acquirer), the executive will receive certain payments and benefits. These severance payments and benefits include (i) a lump sum payment equal to two or three times the sum of the executive's base salary and target bonus,
(ii) a lump sum payment equal to the present value of the benefits the executive would have received had he continued to participate in the Company's retirement plans for an additional two or three years (or, in the case of the Company's Supplemental Executive Retirement Plan only, the greater of three years or the period from the date of termination until the executive's early retirement date, as defined in such plan), and (iii) continuation of life, disability, accident and health insurance benefits for a period of 24 or 36 months immediately following termination of employment. The agreements also provide that if any compensation paid, or benefit provided, to the executive, whether or not pursuant to the change in control agreements, would be subject to the federal excise tax on "excess parachute payments," payments and benefits provided pursuant to the agreement will be cut back to the largest amount that would not be subject to such excise tax, if such cutback results in a higher after-tax payment to the executive. The Board of Directors entered into these agreements in order to attract and retain excellent management and to encourage and reinforce continued attention to the executives' assigned duties without distraction under circumstances arising from the possibility of a change in control of the Company. In entering into these agreements, the Board was advised by Towers Perrin, the national compensation and benefits consulting firm described above, and Skadden, Arps, Slate, Meagher & Flom, an independent outside law firm, to insure that the agreements entered into were in line with existing industry standards, and provided benefits to management consistent with those standards. The new contracts will expire on December 31, 2003, unless renewed or replaced before that time.

EMPLOYMENT AGREEMENTS

Walter M. Higgins

     Mr. Higgins' employment contract is discussed in the Human Resources Committee Report on Executive Compensation.

Steven W. Rigazio

     On August 31, 2000, the Company entered into an employment agreement with Steven W. Rigazio, President of NVP. Under the terms of the agreement, Mr. Rigazio was paid $255,000 in annual base salary. In addition, Mr. Rigazio was entitled to receive annual incentive and long-term compensation in accordance with the terms and conditions of existing plans as apply to the officer group as a whole. Under the agreement, if Mr. Rigazio dies before age 55 (the Retirement Plan's earliest retirement date), his surviving spouse is eligible to receive the Retirement Plan's pre-retirement death benefit at the time Mr. Rigazio would have become 55. In addition, the Company will continue to provide the Employee's spouse and eligible dependents all medical coverage so long as they are not covered by other plans. Mr. Rigazio died on December 27, 2001, and the payments described above were made.

David G. Barneby

     On June 19, 1999, NPC, a wholly owned subsidiary of the Company, entered into a retention agreement effective on the date of the merger with David G. Barneby, Vice President, Generation, which provided him with benefits which he would have been entitled to receive had he voluntarily terminated his original May 13, 1998, employment agreement with NPC. The agreement provided, in addition to base pay and any incentive pay or long-term pay accrued during the period of his employment, an additional $600,890 in cash, payable in substantially equal quarterly installments commencing on October 1, 1999, and ending on July 31, 2002. If employment terminated during the term, any remaining and unpaid installments shall be paid to the employee or to his heirs and, in addition, shall receive the economic equivalent to an enhancement of his retirement allowing for payment in cash of the present value of the average early retirement benefit calculated on the basis of the greater of actual age or age 55, and an additional five years of age or years of service or a combination thereof to maximize retiree medical benefits. The employee is also entitled to 24 months of employee health and life benefits in amounts substantially equivalent to those in effect immediately prior to termination. Mr. Barneby retired on January 1, 2002, and the benefits payments described above were made.

                        INDEPENDENT PUBLIC ACCOUNTANTS

     Deloitte & Touche LLP, the Company's independent public accountants, has been selected to conduct an audit and to report on the Company's financial statements for the years 2001 and 2002.

     The Company's financial statements, and the financial statements of subsidiary companies for the year ended December 31, 2001, were audited by Deloitte & Touche LLP. A representative of Deloitte & Touche will be present at the Annual Meeting to answer questions from Stockholders and will have an opportunity to make a statement if desired. The auditors fees for year 2001 and the Audit Committee's review of auditor independence is set forth in the Report of the Audit Committee above.

                            DISCRETIONARY AUTHORITY

     The Company has no knowledge of any matters to be presented for action by the Stockholders at the meeting other than as set forth herein. However, the enclosed proxy gives discretionary authority to the persons named therein to act in accordance with their best judgment in the event that any additional matters should be presented.

                      DEADLINE FOR STOCKHOLDERS PROPOSALS

     Proposals of Stockholders intended to be presented at the 2003 Annual Meeting of Stockholders must be received on or before December 10, 2002, for inclusion in the proxy materials relating to that meeting. Any such proposals should be sent to William E. Peterson, Secretary, Sierra Pacific Resources, P.O. Box 30150, Reno, NV 89520-3150.

                                 ANNUAL REPORT

     In order to exercise prudent judgment, Stockholders are invited to examine the financial statements contained in the Company's Annual Report for 2001, a copy of which has been mailed to all Stockholders of record through the close of business on June 7, 2002.

SIERRA PACIFIC RESOURCES
                   This Proxy is Solicited on behalf of the Board of Directors.

The undersigned hereby appoints Walter M. Higgins and T.J. Day, or either of them, each with full power of substitution, proxies to vote all shares of Common Stock of Sierra Pacific Resources which the undersigned may be entitled to vote at the Annual Meeting of the Stockholders to be held on July 22, 2002, and at any and all adjournments thereof:

1. TO ELECT THE MEMBERS OF THE BOARD OF DIRECTORS.
   For all nominees listed below                  Withhold authority to vote
   (except as written to the contrary below)  [_] for all nominees  [_]

           Krestine M. Corbin    Clyde T. Turner    Dennis E. Wheeler

(INSTRUCTION: To withhold authority to vote for any individual nominee write the nominee's name on the space provided below.)

--------------------------------------------------------------------------------

2. WITH DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                          (CONTINUED FROM OTHER SIDE)

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED "FOR" ALL NOMINEES IN ITEM 1.

                                                 Please sign below exactly as
                                                 your name appears on this
                                                 card, including the title
                                                 "Executor", "Trustee", etc.,
                                                 if the same is indicated.
                                                 When stock is held by a
                                                 corporation, this proxy
                                                 should be executed by an
                                                 authorized officer thereof.

                                                 -----------------------------
                                                 Signature

Dated: ________________________________ , 2002   -----------------------------
  Please mark, sign, date and return the proxy   Signature if held jointly
  card using the enclosed envelope.